Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF CBIZ, INC.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the period ended September 30, 2008 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”).
I, Ware H. Grove, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 10, 2008	/s/ WARE H. GROVE
Ware H. Grove
Chief Financial Officer

Subscribed and sworn to before me this 10th day of November, 2008.

/s/ MICHAEL W. GLEESPEN Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date